                                                                   EXHIBIT 99 a.

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 11-K
    FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                        COMMISSION FILE NUMBER 33-36936



A. Full title of the plan and address, if different from that of the issuer named below:

                         EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                         FIRST ALABAMA BANCSHARES, INC.


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         FIRST ALABAMA BANCSHARES, INC.
                                P. O. BOX 10247
                           BIRMINGHAM, ALABAMA  35202

                        EMPLOYEE STOCK PURCHASE PLAN OF
                         FIRST ALABAMA BANCSHARES, INC.


The following report of independent auditors and financial statements of the registrant are submitted herewith:

                                                                                                   Page Number
                                                                                                   ------------
         Report of Independent Auditors                                                                  1

         Statements of Financial Condition - December 31, 1993 and 1992                                  2

         Statements of Income and Changes in Plan Equity for the years
         ended December 31, 1993, 1992, and 1991                                                         3

         Notes to Financial Statements                                                                   4


All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.

                        Report of Independent Auditors


Benefits Committee
Employee Stock Purchase Plan of
   First Alabama Bancshares, Inc.

We have audited the accompanying statements of financial condition of the Employee Stock Purchase Plan of First Alabama Bancshares, Inc. as of December 31, 1993 and 1992, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Employee Stock Purchase Plan of First Alabama Bancshares, Inc. at December 31, 1993 and 1992, and the income and changes in plan equity for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.


/s/ Ernst & Young

Birmingham, Alabama
March 11, 1994

                       STATEMENTS OF FINANCIAL CONDITION
                        EMPLOYEE STOCK PURCHASE PLAN OF
                         FIRST ALABAMA BANCSHARES, INC.


                                                                                 DECEMBER 31
                                                                        ---------------------------
                                                                            1993               1992
                                                                        --------           --------
ASSETS

Assets held by First Alabama Bank
  as trustee and custodian:
Common Stock of First Alabama
  Bancshares, Inc.
  at market value - 349,039 shares
  in 1993 and 329,599 shares
  in 1992 (cost $8,357,050
  in 1993 and $6,720,554 in 1992)                                       $ 11,300,157     $ 10,861,769
Cash                                                                             111              200
Dividends receivable                                                          89,907           74,254
                                                                        ------------     ------------
  Total Assets                                                          $ 11,390,175     $ 10,936,223
                                                                        ============     ============

LIABILITIES AND PLAN EQUITY

Payable to participants for                                             $          0     $      1,192
  withdrawals
Plan equity (2,822 and 2,588
  participants in 1993
  and 1992, respectively)                                                 11,390,175       10,935,031
                                                                        ------------     ------------
Total Liabilities and Plan Equity                                       $ 11,390,175     $ 10,936,223
                                                                        ============     ============



See notes to financial statements.

                STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                        EMPLOYEEE STOCK PURCHASE PLAN OF
                         FIRST ALABAMA BANCSHARES, INC.


                                                               YEAR ENDED DECEMBER 31
                                               ---------------------------------------------------
                                                      1993                1992                1991
                                               -----------         -----------         -----------
Dividend income                                $   343,797         $   282,840         $   276,348

Gain recognized on distribution of common
    stock of First Alabama Bancshares,
    Inc. to participants upon withdrawal           995,345             801,873           1,030,277

Unrealized (depreciation) appreciation
  of Common Stock of First Alabama
  Bancshares, Inc                               (1,198,108)          1,001,764           2,620,055

Contributions received:
    From participants                            2,450,959           1,969,476           1,554,277
    From participating companies                   901,966             731,658             517,001

Withdrawals by participants                     (3,038,815)         (2,371,471)         (3,572,620)
                                               -----------         -----------         -----------

Income and changes in plan equity                  455,144           2,416,140           2,425,338
Plan equity at beginning of period              10,935,031           8,518,891           6,093,553
                                               -----------         -----------         -----------

PLAN EQUITY AT DECEMBER 31                     $11,390,175         $10,935,031         $ 8,518,891
                                               ===========         ===========         ===========


  ( ) Indicates deduction

  See notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                        EMPLOYEE STOCK PURCHASE PLAN OF
                         FIRST ALABAMA BANCSHARES, INC.


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: First Alabama Bancshares, Inc. (the Company) formed the Employee Stock Purchase Plan of First Alabama Bancshares, Inc. (the Plan) effective September 1, 1978.

Investments: The investment in Common Stock of the Company is stated at market value. The market price of First Alabama Bancshares, Inc. Common Stock was $32.375 per share at December 31, 1993 and $32.955 per share at December 31, 1992 (after adjusting for the 10% stock dividend paid on April 1, 1993). The average cost of the shares distributed is used to compute gain or loss.

Income:  Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and C) as well as withdrawals are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the Plan will be taxed to the participants on a pro rata basis for federal and state income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan, other than brokerage fees, are paid by the participating companies. Brokerage fees are included in the price of shares purchased.

Adjustment for Stock Dividend: All share amounts have been adjusted for the 10% stock dividend paid on April 1, 1993.

NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which First Alabama Bancshares, Inc. and subsidiaries (First Alabama or the Company) contribute monthly from 25% to 50% of the employees' monthly contributions. For a one year period, from July 1, 1992 to June 30, 1993, the employers' contribution was increased to 30% to 55% of the employees' monthly contributions. Participating employees may contribute a maximum of 6% of their monthly salary with a minimum monthly contribution of $5.00. Participation in the Plan is open to those employees at least 21 years of age who have been employed by the Company at least one year. Employees are immediately vested upon contribution to the Plan to the extent of the employee's and the employer's contribution to date. In the event the Plan terminates, or the employee terminates either his or her employment with the Company or participation in the Plan, the employee will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of First Alabama and participants' contributions are as follows:

                                                                           Contributions Received
                                                                -------------------------------------------
Participating Company or Division                                Company         Employee            Total
- ---------------------------------                               ---------       ----------       ----------
Year ended December 31, 1993:

First Alabama Bancshares, Inc.                                  $  42,411       $  104,656       $  147,067
First Alabama Bank, Montgomery                                     83,406          217,520          300,926
First Alabama Bank, Birmingham                                    126,793          332,553          459,346
First Alabama Bank, Huntsville                                     53,045          129,362          182,407
First Alabama Bank, Tuscaloosa                                     28,968           76,053          105,021
First Alabama Bank, Lee County                                      4,512           13,835           18,347
First Alabama Bank, Dothan                                         26,806           65,981           92,787
First Alabama Bank, Selma                                           4,199           11,204           15,403
First Alabama Bank, Gadsden                                         9,086           22,602           31,688
First Alabama Bank, Athens                                         14,523           36,732           51,255
First Alabama Bank, Baldwin County                                  6,469           17,765           24,234
First Alabama Bank, Phenix City                                     3,421           10,299           13,720
First Alabama Bank, Cullman                                         6,043           16,461           22,504
First Alabama Bank, Mobile                                         94,982          260,302          355,284
First Alabama Bank, Sumter County                                   4,864           13,622           18,486
First Alabama Bank, Talladega County                                7,765           20,881           28,646
First Alabama Bank, Chilton County                                  5,324           16,419           21,743
First Alabama Bank, Troy                                            7,727           21,294           29,021
First Alabama Bank, Anniston                                       14,382           42,986           57,368
First Alabama Bank, South Baldwin                                  11,684           35,087           46,771
First Alabama Bank, Centre                                          3,846           11,640           15,486
First Alabama Bank, Covington County                                7,820           23,221           31,041
First Alabama Bank, Shelby County                                   5,568           17,690           23,258
First Alabama Bank, Decatur                                        17,575           52,667           70,242
First Alabama Bank, Oneonta                                         5,745           18,409           24,154
First Alabama Bank, Enterprise                                      4,094           12,011           16,105
First Alabama Bank, Albertville                                     7,047           19,795           26,842
First Alabama Bank, Choctaw                                         4,781           14,897           19,678
Regions Bank of Florida                                            15,346           50,087           65,433
First Alabama Bank, Columbus, Georgia                               4,087           13,163           17,250
Real Estate Financing, Inc.                                        80,902          238,590          319,492
First Security Bank of Tennessee                                   41,806          103,878          145,684
Franklin County Bank                                                2,176            8,703           10,879
First Alabama Investments, Inc.                                    19,342           59,345           78,687
Corporate                                                         125,421          341,249          466,670
                                                                ---------       ----------       ----------

   TOTALS                                                       $ 901,966       $2,450,959       $3,352,925
                                                                =========       ==========       ==========

                                                                           Contributions Received
                                                                -------------------------------------------
Participating Company or Division                                Company         Employee            Total
- ---------------------------------                               ---------       ----------       ----------
Year ended December 31, 1992:

First Alabama Bancshares, Inc.                                  $  36,469       $   89,626       $  126,095
First Alabama Bank, Montgomery                                     73,609          188,557          262,166
First Alabama Bank, Birmingham                                    103,791          270,164          373,955
First Alabama Bank, Huntsville                                     50,891          121,913          172,804
First Alabama Bank, Tuscaloosa                                     25,472           65,920           91,392
First Alabama Bank, Lee County                                      3,978           11,621           15,599
First Alabama Bank, Dothan                                         20,649           51,674           72,323
First Alabama Bank, Selma                                           4,707           11,637           16,344
First Alabama Bank, Gadsden                                         7,114           17,609           24,723
First Alabama Bank, Athens                                         13,099           32,546           45,645
First Alabama Bank, Baldwin County                                  6,796           18,181           24,977
First Alabama Bank, Phenix City                                     2,441            7,122            9,563
First Alabama Bank, Cullman                                         4,622           13,794           18,416
First Alabama Bank, Mobile                                         87,160          235,638          322,798
First Alabama Bank, Sumter County                                   3,570            9,980           13,550
First Alabama Bank, Talladega County                                8,260           22,022           30,282
First Alabama Bank, Chilton County                                  3,730           10,681           14,411
First Alabama Bank, Troy                                            6,811           20,284           27,095
First Alabama Bank, Anniston                                       10,953           34,674           45,627
First Alabama Bank, South Baldwin                                   8,306           25,248           33,554
First Alabama Bank, Centre                                          3,206            9,422           12,628
First Alabama Bank, Covington County                                6,542           18,710           25,252
First Alabama Bank, Shelby County                                   5,116           16,032           21,148
First Alabama Bank, Decatur                                        15,982           47,115           63,097
First Alabama Bank, Oneonta                                         3,947           12,381           16,328
First Alabama Bank, Enterprise                                      3,215            9,616           12,831
First Alabama Bank, Albertville                                     5,206           15,307           20,513
First Alabama Bank, Choctaw                                         3,752           11,890           15,642
Sunshine Bank                                                      11,029           35,413           46,442
First Alabama Bank, Columbus, Georgia                               2,202            6,124            8,326
Real Estate Financing, Inc.                                        62,439          180,022          242,461
First Alabama Investments, Inc.                                    16,319           50,355           66,674
Corporate                                                         110,275          298,198          408,473
                                                                ---------       ----------       ----------

   TOTALS                                                       $ 731,658       $1,969,476       $2,701,134
                                                                =========       ==========       ==========

                                                                           Contributions Received
                                                                -------------------------------------------
Participating Company or Division                                Company         Employee            Total
- ---------------------------------                               ---------       ----------       ----------
Year ended December 31, 1991:

First Alabama Bancshares, Inc.                                  $  23,732       $   68,526       $   92,258
First Alabama Bank, Montgomery                                     51,805          146,577          198,382
First Alabama Bank, Birmingham                                     74,989          212,919          287,908
First Alabama Bank, Huntsville                                     39,620          106,228          145,848
First Alabama Bank, Tuscaloosa                                     20,820           57,424           78,244
First Alabama Bank, Lee County                                      2,461            7,926           10,387
First Alabama Bank, Dothan                                         15,927           43,013           58,940
First Alabama Bank, Selma                                           3,317            8,495           11,812
First Alabama Bank, Gadsden                                         4,328           11,871           16,199
First Alabama Bank, Athens                                          9,022           23,782           32,804
First Alabama Bank, Baldwin County                                  5,086           14,645           19,731
First Alabama Bank, Phenix City                                     3,183            9,889           13,072
First Alabama Bank, Cullman                                         3,216           10,265           13,481
First Alabama Bank, Mobile                                         53,242          176,004          229,246
First Alabama Bank, Sumter County                                   2,058            7,092            9,150
First Alabama Bank, Talladega County                                6,748           19,767           26,515
First Alabama Bank, Chilton County                                  3,701           10,738           14,439
First Alabama Bank, Troy                                            5,470           17,965           23,435
First Alabama Bank, Anniston                                        9,521           33,588           43,109
First Alabama Bank, South Baldwin                                   4,302           14,577           18,879
First Alabama Bank, Centre                                          2,118            6,930            9,048
First Alabama Bank, Covington County                                5,002           15,588           20,590
First Alabama Bank, Shelby County                                   4,083           13,589           17,672
First Alabama Bank, Decatur                                        11,895           39,898           51,793
First Alabama Bank, Oneonta                                         2,181            8,724           10,905
First Alabama Bank, Enterprise                                      2,301            7,989           10,290
First Alabama Bank, Albertville                                     3,696           12,483           16,179
First Alabama Bank, Choctaw                                         2,371            9,484           11,855
Sunshine Bank                                                       6,167           22,168           28,335
First Alabama Bank, Columbus, Georgia                                 157              605              762
Real Estate Financing, Inc.                                        39,086          122,604          161,690
First Alabama Investments, Inc.                                    11,527           39,686           51,213
Corporate                                                          83,869          253,238          337,107
                                                                ---------       ----------       ----------

   TOTALS                                                       $ 517,001       $1,554,277       $2,071,278
                                                                =========       ==========       ==========

NOTE D -  UNREALIZED APPRECIATION OF COMMON STOCK OF FIRST ALABAMA
          BANCSHARES, INC.

The unrealized appreciation of Common Stock of First Alabama Bancshares, Inc. is as follows:


                                                    1993                 1992                 1991
                                                 ----------            ---------           ----------
Unrealized appreciation at beginning
  of year                                      $  4,141,215         $  3,139,451         $    519,396

Unrealized appreciation at end of year            2,943,107            4,141,215            3,139,451
                                               ------------         ------------         ------------

(DECREASE) INCREASE IN UNREALIZED
  APPRECIATION                                 $ (1,198,108)        $  1,001,764         $  2,620,055
                                               ============         ============         ============





NOTE E - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF FIRST ALABAMA BANCSHARES, INC. TO PARTICIPANTS UPON WITHDRAWAL


                                                    1993                 1992                 1991
                                                 ----------            ---------           ----------

Market value of shares distributed             $  3,029,892         $  2,365,464         $  3,567,521
Cost of shares distributed                        2,034,547            1,563,591            2,537,244
                                               ------------         ------------         ------------

TOTAL REALIZED GAIN                            $    995,345         $    801,873         $  1,030,277
                                               ============         ============         ============

ITEM 9b.  Exhibits

          None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Stock Purchase Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                        EMPLOYEE STOCK PURCHASE PLAN
                                        FIRST ALABAMA BANCSHARES, INC.



Date:   March 11, 1993                  By: /s/ Douglas W. Graham
        --------------                      ---------------------
                                            Douglas W. Graham
                                            Senior Vice President - Personnel
                                            First Alabama Bancshares, Inc.